Exhibit 15

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-23919 and 333-68533) and the Registration Statement on Form F-3 (No. 333-65747) of our report, dated October 4, 2006 related to the consolidated financial statements and financial statement schedule of Ilog S.A., included in its Annual Report on Form 20-F for the year ended June 30, 2006 filed with the Securities and Exchange Commission.

October 6, 2006

Paris-La Défense, France

Ernst & Young Audit

Represented by Denis Thibon